UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2019

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2019, Monitronics International, Inc. (doing business as “Brinks Home Security”), a wholly owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), adopted a retention plan (the “Retention Plan”) to provide retention bonuses to certain employees of Brinks Home Security.

Fred Graffam, Senior Vice President and Chief Financial Officer of Brinks Home Security, will receive a $250,000 bonus under the retention plan that will be paid in three equal installments on April 5, 2019, January 1, 2020 and July 1, 2020, subject to his continued employment with Brinks Home Security on such dates.

If Mr. Graffam’s employment is terminated by Brinks Home Security without cause (as defined in the Retention Plan), by him for good reason (as defined in Mr. Graffam’s employment agreement with Ascent) or due to his death or long-term disability (as defined in the applicable long-term disability plan), he (or his estate or legal representative) will receive a lump sum cash payment equal to any amount of the retention bonus that remains unpaid, subject to timely execution, delivery and non-revocation (if applicable) of a general release of claims.

If Mr. Graffam voluntarily terminates his employment with Brinks Home Security for any reason (other than for good reason), he will forfeit any amount of the retention bonus that remains unpaid as of the date of termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2019

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

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